Exhibit 99.1

November 23, 2010

SOLITARIO AND ELY GOLD UPDATES PROGRESS
ON MT. HAMILTON GOLD PROJECT, NEVADA

Denver, Colorado: Solitario Exploration & Royalty Corp. ("Solitario;" NYSE Amex: XPL; TSX: SLR) and Ely Gold & Minerals Inc. ("Ely;" TSX.V: ELY) jointly announce that Solitario has initiated core drilling on the advanced Mt. Hamilton gold project situated at the southern end of the prolific Battle Mountain gold trend in eastern Nevada. Two core rigs are now drilling as part of a twelve-hole program to provide feasibility-level geotechnical, hydro-geologic and infill resource information for the feasibility study that is now underway.

In addition, Solitario made the $300,000 advanced royalty payment to the underlying owners of the Mt. Hamilton lease as prescribed in the binding Letter of Intent ("LOI") to joint venture the Mt. Hamilton gold project. Solitario can earn up to an 80% interest in the property by completing a bankable feasibility study and making future property and royalty payments. Solitario and Ely have mutually agreed to extend the date to form a jointly held limited liability company (the "LLC) to December 20, 2010, to allow the transfer of Ely's Mt. Hamilton gold assets and ownership interests by DHI Minerals (U.S.) Ltd., a wholly owned subsidiary of Ely. All other terms of the LOI previously approved by Ely shareholders and the TSX Venture Exchange remain unchanged. As part of its initial earn-in commitment, Solitario is committed to spend a minimum of $1.0 million on exploration and feasibility work by August 26, 2011. For a more complete list of the terms and conditions under the LOI, a copy of the LOI is available online at www.sedar.com, www.solitarioxr.com & www.elygoldandminerals.com

About Solitario

Solitario is a gold, silver, platinum-palladium, and base metal exploration and royalty company actively exploring in Brazil, Mexico, Peru and Nevada. Solitario has significant business relationships with Votorantim Metais, Compania de Minas Buenaventura S.A.A. Anglo Platinum, and Newmont Mining. Solitario has approximately US$16 million in net cash and marketable securities. Solitario is traded on the NYSE Amex ("XPL") and on the Toronto Stock Exchange ("SLR"). Additional information about Solitario is available online at www.solitarioxr.com.

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About Ely

Ely is focused on acquisition and development of gold resources in the Americas. The Company is currently evaluating other near term production assets with a partnership business model focused on cash flow. Ely is traded on the TSX Venture Exchange ("ELY"). Additional information about Ely is available online at:

www.elygoldandminerals.com

FOR MORE INFORMATION AT SOLITARIO, CONTACT:
Debbie Mino-Austin Director - Investor Relations	(800) 229-6827
Christopher E. Herald President & CEO	(303) 534-1030

FOR MORE INFORMATION AT ELY, CONTACT:
Steve Kenwood Director	(604) 488-1104
Trey Wasser President & CEO	(940) 365-1314

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Solitario, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Development of Solitario's properties are subject to the success of exploration, completion and implementation of an economically viable mining plan, obtaining the necessary permits and approvals from various regulatory authorities, compliance with operating parameters established by such authorities and political risks such as higher tax and royalty rates, foreign ownership controls and our ability to finance in countries that may become politically unstable. Important factors that could cause actual results to differ materially from Solitario's expectations are disclosed under the heading "Risk Factors" and elsewhere in Solitario's documents filed from time to time with Canadian Securities Commissions and the United States Securities and Exchange Commission.

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